                                                                      Exhibit 25

                Securities Act of 1933 File No. ______________



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM T-1
                            -----------------------



                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -----------------------



         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305 (b)(2)  [ ]

                            -----------------------

                        PNC BANK, NATIONAL ASSOCIATION
                        ------------------------------
              (Exact name of trustee as specified in its charter)


   NATIONAL BANKING ASSOCIATION           22-1146430
 --------------------------------    -------------------
(State of Incorporation If Not a       (I.R.S. Employer
National Bank)                          Identification No.)

500 W. Jefferson Street
Louisville, Kentucky                           40202
---------------------------------------      ----------
(Address of Principal Executive Offices)    (Zip Code)


                            -----------------------

                               Martha A. Ziskind
                                Vice President
                                PNC Bank, N.A.
                            500 W. Jefferson Street
                          Louisville, Kentucky 40202
                                (502) 581-3231
          (Name, address, and telephone number of agent for service)

                           ------------------------



                            VENCOR OPERATING, INC.
                           ------------------------
              (Exact Name of Obligor as Specified in its Charter)


    DELAWARE                     52-2085484
 -----------------------    ------------------------------
(State of Incorporation)      (I.R.S. Employer Identification No.)

 400 West Market St., Louisville, Kentucky       40202
-------------------------------------------    ---------
(Address of Principal Executive Offices)       (Zip Code)


             9-7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005
             -----------------------------------------------------
                      (Title of the Indenture Securities)

1.  General information.  Furnish the following information as Trustee:
    --------------------

  (a) Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency           Washington, D.C.
      Federal Deposit Insurance Corp.       Washington, D.C.
      Federal Reserve Bank of Cleveland     Cleveland, OH

  (b) Whether it is authorized to exercise corporate trust powers.

      Yes, the Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with obligor and underwriters.  If the obligor or any
    -------------------------------------------
underwriters for the obligor is an affiliate of the Trustee, describe each such affiliation.

      Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

3.  Voting Securities of the trustee.  Furnish the following information as to
    ---------------------------------
each class of voting securities of the trustee.

       Col. A                                    Col. B
  ----------------                          ----------------
  (Title of Class)                          Amount Outstanding
  ----------------                          ------------------

PNC Bank Corp.
Common Stock, par value $5 per share        300,807,500 shares


4.  Trusteeships under other indentures.  If the trustee is a trustee under
    -----------------------------------
another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)  Title of the securities outstanding under each such other indenture.

     Not applicable.


(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under other such other indenture.

  Not applicable.

5.  Interlocking directorates and similar relationships with the obligor or
    ------------------------------------------------------------ ----------
underwriters.  If the trustee or any of the directors or executive officers of
------------
the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

  Not applicable.

6.  Voting securities of the trustee owned by the obligor or its officials.
    ------------------------------------------------------------ ---------
Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

  Column A     Column B     Column C            Column D
                                                Percentage of
                                                Voting Securities
                                                Represented by

                                 Amount Owned   Amount Given
   Name of Owner  Title of Class  Beneficially   in Column C
   -------------  --------------  ------------  ------------
   Not applicable.

7. Voting securities of the trustee owned by underwriter or their officials.
   -------------------------------------------------------------------------
Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, executive officer of each such underwriter:

   Column A    Column B     Column C            Column D
                                                Percentage of
                                                Voting Securities
                                                Represented by
                                Amount Owned    Amount Given
 Name of Owner  Title of Class  Beneficially    in Column C
 -------------  --------------  ------------    ------------
    Not applicable.


8. Securities of the obligor owned or held by the trustee.
   -------------------------------------------------------
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

    Column A          Column B           Column C             Column D
                                         Amount Owned
                                         Beneficially
                      Whether the        or Held as
                      Securities are     Collateral           Percent of Class
                      Voting or          Security for         Represented by
                      Nonvoting          Obligations          Amount Given
   Title of Class     Securities         in Default           in Column C
   ------------------------  --------------------------  ---------------------
   Not applicable.

9.  Securities of the underwriters owned or held by the trustee. If the trustee
    -----------------------------------------------------------
owns beneficially of holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

  Column A        Column B     Column C             Column D
                               Amount Owned
                               Beneficially
                               or Held as
                               Collateral           Percent of Class
Title of Issuer                Security for         Represented by
 and              Amount       Obligations          Amount Given
Title of Class    Outstanding  in Default           in Column C
--------------    -----------  ------------         -----------

  Not applicable.


10.  Ownership or holdings by the trustee of voting securities of certain
     ------------------------------------------------------------ -------
affiliates or security holders of the obligor.  If the trustee owns beneficially
---------------------------------------------
or holds collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

 Column A         Column B        Column C           Column D
                                  Amount Owned
                                  Beneficially
                                  or Held as
                                  Collateral       Percent of Class
Title of Issuer                   Security for      Represented by
     and            Amount        Obligations       Amount Given
Title of Class    Outstanding     in Default        in Column C
--------------    -----------       ------------    -----------

  Not applicable.

11.  Ownership or holdings by the trustee of any securities of a person owning
     -------------------------------------------------------------------------
50 percent or more of the voting securities of the obligor.  If the trustee owns
----------------------------------------------------------
beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

 Column A        Column B     Column C          Column D
                              Amount Owned
                              Beneficially
                              or Held as
                              Collateral      Percent of Class
Title of Issuer               Security for    Represented by
 and             Amount       Obligations     Amount Given
Title of Class   Outstanding  in Default      in Column C
--------------   -----------  ------------   -----------

  Not applicable.


12.  Indebtedness of the obligor to the trustee.  Except as noted in the
     ------------------------------------------
instructions, if the obligor is indebted to the trustee, furnish the following information:

Column A                         Column B         Column C
Nature of                         Amount
Indebtedness                   Outstanding        Due Date
------------------------  ----------------------  ---------

   Participation in
Senior Credit Facility    $30,500,000 commitment  3/31/2003


13.  Defaults by the obligor.
     -----------------------

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is the trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     Not applicable.

14.  Affiliation with the Underwriters.  If any underwriter is an
     ----------------------------------
     affiliate of the trustee, describe each such affiliation.

     Not applicable.

15.  Foreign Trustee. Identify the order or rule pursuant to which the foreign
     ----------------
trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable.

16.  List of Exhibits. List below all exhibits filed as part of this statement
     ----------------
     of eligibility.

     1. Articles of Association of the Trustee, with all amendments thereto, as presently in effect, filed as Exhibit 1 to Trustee's Statement of Eligibility and Qualification, Registration Statement No. 33-58107 and incorporated herein by reference.

     2. Copy of Certificate of the Authority of the Trustee to commence business, filed as Exhibit 2 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789 and incorporated herein by reference.

     3. Copy of Certificate as to Authority of the Trustee to exercise trust powers, filed as Exhibit 3 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789 and incorporated herein by reference.

     4. The By-Laws of the trustee, filed as Exhibit 4 to Trustee's Statement of Eligibility and Qualification, Registration No. 333-28711 and incorporated herein by reference.

     5. Copy of each indenture referred to in Item 4, if the obligor is in default. Not applicable.

     6.   The consent of United States institutional trustees required by
          Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is hereby incorporated by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 which were previously filed with the Commission.

                                 SIGNATURE


  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, PNC Bank, National Association, a national banking association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Louisville and Commonwealth of Kentucky on the 16th day of June, 1998.



                    PNC BANK, NATIONAL ASSOCIATION

                         /s/ David G. Metcalf
                    By:  ____________________________
                         David G. Metcalf
                         Vice President